UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2006

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In the proxy statement for the 2006 Annual Meeting of Shareholders of Diebold, Incorporated (the "Company"), the Company disclosed that it has established standards for determining director independence and that such standards reflect exactly the New York Stock Exchange ("NYSE") director independence standards as currently in effect. On October 3, 2006, the NYSE informed the Company that Section 303A.02(a) of the NYSE Listed Company Manual requires that all of the Company's director independence standards be included in the Company's annual proxy statement. While the Company specifically disclosed the NYSE director independence standards in its proxy statement, it did not include two additional independence standards that had also been adopted by the Company. Despite the Company's belief that the disclosure in the proxy statement for its 2006 Annual Meeting of Shareholders was not materially different from what is required by the NYSE Listed Company Manual, after consultation with the NYSE, the Company has decided to set forth these two additional standards in this current report on Form 8-K. The Company's standards for determining director independence that were not previously disclosed in its proxy statement are as follows:

- he or she has not engaged in a transaction with the Company for which the Company has been or will be required to make a disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Commission as currently in effect: and

- he or she has no other material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

October 10, 2006	By:	Warren W. Dettinger

Name: Warren W. Dettinger
Title: Vice President, General Counsel and Secretary